Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 27, 2016, Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories (“AEON”) merged into a newly formed acquisition subsidiary of Authentidate Holding Corp. (“AHC” or “ADAT”) pursuant to a definitive Amended and Restated Agreement and Plan of Merger dated January 26, 2016, as amended on May 31, 2016 (collectively the “Merger Agreement”) (the “AEON Acquisition”).

The unaudited pro forma condensed combined balance sheets as of September 30, 2015 assumes that the merger took place on September 30, 2015, and combines the historical balance sheets of AEON and AHC as of September 30, 2015. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2015 and quarter ended September 30, 2015 assumes that the merger took place as of July 1, 2014, and combines the historical results of AEON and AHC for the fiscal year ended June 30, 2015 and quarter ended September 30, 2015, respectively.

The following unaudited pro forma condensed combined financial statements give effect to the reverse merger between AEON and AHC and the Merger Agreement, are presented herein for illustrative purposes and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had AEON and AHC been a combined company during the specified period. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any cost savings or operating efficiencies that may result from the transaction or the costs to achieve such cost savings or operating efficiencies.

These unaudited pro forma condensed combined financial statements were prepared in accordance with U.S. generally accepted accounting principles, or GAAP and are based on assumptions and adjustments described in the accompanying notes. Assets and liabilities of AHC will be measured at fair value and added to the assets and liabilities of AEON, and the historical results of operations of AEON will be reflected in the results of operations of the Company following the Merger. For accounting purposes, AEON is considered to be acquiring AHC in the merger. AEON was determined to be the accounting acquirer based upon the terms of the merger and other factors including:

(i) The AEON members received an aggregate of 19.9% (958,030 shares) of the common stock of AHC effective at the closing and will receive an additional 5% (240,711 shares) of the outstanding common stock of the Company, as defined, upon approval of the merger transaction by the shareholders of the Company. The shareholders of the Company approved the merger on July 13, 2016, and the Company authorized the issuance of the shares on September 14, 2016.

(ii) The AEON members can also earn additional shares of common stock to increase their aggregate holdings to up to 90% of the outstanding stock of AHC, as defined, based upon meeting the benchmark targets in the merger agreement, including delivering $16,000,000 in EBITDA for the calendar year ended 2015 which was achieved (1,155,414 shares approved and 0 shares issued), and $100,000,000 in aggregate EBITDA for the calendar years 2016 through 2019.

(iii) In connection with the completion of the merger, Hanif A. (“Sonny”) Roshan, founder of AEON, became Chairman of the Company and subsequently became CEO of the Company on August 7, 2016, Richard Hersperger, the CEO of AEON, became CEO of the Company at closing and until August 7, 2016. Both Messrs. Roshan and Hersperger currently hold seats on the Board of Directors and the former AEON members will have the right to elect one director for each 10% of the outstanding shares of the Company’s common stock they hold as a group.

AHC’s historical financial information was derived from, and should be read in conjunction with, its audited consolidated financial statements for the year ended June 30, 2015 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) on October 13, 2015) and its unaudited consolidated financial statements for the three months ended September 30, 2015 (as filed in its Quarterly Report on Form 10-Q with the SEC on November 13, 2015). AEON’s full year financial information was derived from, and should be read in conjunction with, its audited financial statements for the year ended December 31, 2014, as filed as an exhibit to AHC’s Current Report on Form 8-K with the SEC on February 1, 2016 and from its Transition Report on Form 10-KT as filed with the SEC on September 26, 2016. AEON’s financial information for the three months ended September 30, 2015 was derived from, and should be read in conjunction with, its unaudited financial statements for the three and nine months ended September 30, 2015, also filed as an exhibit to AHC’s Current Report on Form 8-K with the SEC on February 1, 2016. The foregoing financial information should be read in conjunction with AHC’s previously filed Current Report on Form 8-K, dated February 1, 2016 and filed with the SEC.

Unaudited Pro Forma Condensed Balance Sheet
September 30,2015

	AEON	AHC	Combined	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$6,980,000	$282,000	$7,262,000	$0		$7,262,000
Restricted cash		256,000	256,000			256,000
Accounts receivable, net		217,000	217,000			217,000
Notes receivable – related party	132,000		132,000			132,000
Inventory, net	71,000	598,000	669,000	(238,000)	(A)	431,000
Prepaid expenses and other current assets	104,000	437,000	541,000	0		541,000
Total current assets	7,287,000	1,790,000	9,077,000	(238,000)		8,839,000
Property and equipment, net	2,981,000	253,000	3,234,000			3,234,000
Intangibles				2,344,000	(A)	2,344,000
Deferred tax asset				38,804,000	(A)	38,804,000
Goodwill				210,000	(A)	210,000
Licenses, net		1,811,000	1,811,000	(1,811,000)	(A)	0

Other assets, net		334,000	334,000	(334,000)	(A)	0
Total assets	$10,268,000	$4,188,000	14,456,000	$38,975,000		$53,431,000

Accounts payable	$1,606,000	$2,478,000	4,084,000	$0		$4,084,000
Accrued commissions and other liabilities	1,410,000		1,410,000	0		1,410,000
Notes payable, net of unamortized discount		3,169,000	3,169,000	344,000	(A)	3,513,000
Warrant liability		373,000	373,000	0		373,000
Deferred revenue		68,000	68,000	(68,000)	(A)	0
Income tax payable	29,000		29,000			29,000
Due to shareholders	215,000		215,000			215,000
Total current liabilities	3,260,000	6,088,000	9,348,000	276,000		9,624,000
Long-term deferred revenue		80,000	80,000	(80,000)	(A)	0
Deferred rental expense	38,000		38,000			38,000
Total liabilities	3,298,000	6,168,000	9,466,000	196,000		9,662,000

Members' equity	9,290,000		9,290,000	(9,290,000)	(A)	0
Loans to shareholders	(2,320,000)		(2,320,000)	2,320,000	(A)	0
Preferred stock		69,000	69,000	(6,000)	(A)	63,000
Common stock		42,000	42,000	(36,000)	(A)	6,000
Additional paid-in capital		206,559,000	206,559,000	(169,827,000)	(A)	36,732,000
Retained earnings (accumulated deficit)		(208,650,000)	(208,650,000)	215,618,000	(A)	6,968,000
Total shareholders' equity	6,970,000	(1,980,000)	4,990,000	38,779,000		43,769,000
Total liabilities and shareholders' equity	$10,268,000	$4,188,000	$14,456,000	$38,975,000		$53,431,000

See accompanying notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Statement of Operations

	Year Ended June 30, 2015
	AEON	AHC	Pro Forma Adjustments		Pro Forma Combined

Fees for services	$24,017,000	$0	$0		$24,017,000
Hosted software services		1,928,000			1,928,000
Telehealth products and services		1,761,000			1,761,000
Total net revenues	24,017,000	3,689,000	0		27,706,000
Operating expenses
Cost of revenues	3,276,000	1,877,000			5,153,000
Selling, general and administrative	11,397,000	8,379,000	0		19,776,000
Product development		1,180,000			1,180,000
Depreciation and amortization		959,000	(385,000)	(B)	947,000
			373,000	(B)
Total operating expenses	14,673,000	12,395,000	(12,000)		27,056,000
Income (loss) from operations	9,344,000	(8,706,000)	12,000		650,000
Other expense, net	(155,000)	(994,000)			(1,149,000)
Income (loss) before provision for income taxes	9,189,000	(9,700,000)	12,000		(499,000)
Provision (benefit) for income taxes	10,000	0	(208,000)	(C)	(198,000)
Net Income (loss)	$9,179,000	$(9,700,000)	$220,000		$(301,000)

Loss per share basic and diluted:

Basic and diluted		$(2.16)			$(0.13)

Weighted average number of common shares outstanding*
Basic and diluted		4,575,810			5,533,840

(1) Derived by taking the financial statements for the year ended December 31, 2014, subtracting the amounts for the six-months ended June 30, 2014 and adding the amounts for the six-months ended June 30, 2015

* Adjusted for January 22, 2016 one-for-nine reverse stock split

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Statement of Operations

	Three Months Ended September 30, 2015
	AEON	AHC	Pro Forma Adjustments		Pro Forma Combined
Fees for Services	$9,391,000	$0	$0		$9,391,000
Hosted software services		382,000			382,000
Telehealth products and services		16,000			16,000
Total net revenues	9,391,000	398,000	0		9,789,000
Operating expenses
Cost of revenues	1,542,000	207,000			1,749,000
Selling, general and administrative	5,037,000	1,501,000	0		6,538,000
Product development		162,000			162,000
Depreciation and amortization		182,000	(103,000)	(B)	172,000
			93,000	(B)
Total operating expenses	6,579,000	2,052,000	(10,000)		8,621,000
Income (loss) from operations	2,812,000	(1,654,000)	10,000		1,168,000
Other expense, net	0	(409,000)			(409,000)
Income before provision for income taxes	2,812,000	(2,063,000)	10,000		759,000
Provision for income taxes	6,000	0	294,000	(C)	300,000
Net Income (loss)	$2,806,000	$(2,063,000)	(284,000)		$459,000

Earnings (loss) per share basic and diluted:

Basic		$(0.46)			$0.06

Diluted		$(0.46)			$0.04

Weighted average number of common shares outstanding*
Basic		4,688,220			5,646,250
Diluted		4,688,220			8,016,965

* Adjusted for January 22, 2016 one-for-nine reverse stock split

See accompanying notes to unaudited pro forma condensed combined financial information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (SEC). The unaudited pro forma condensed combined balance sheets as of September 30, 2015 are presented as if the merger had been completed on September 30, 2015.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015 combines the unaudited historical statements of operations of Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories (“AEON”) and Authentidate Holding Corp. (“AHC”) for their respective year ended June 30, 2015 and gives pro forma effect to the merger as if it had been completed on July 1, 2014.

The unaudited pro forma condensed combined statement of operations for the quarter ended September 30, 2015 combines the unaudited historical statements of operations of AEON and AHC for their respective quarter ended September 30, 2015, and gives pro forma effect to the merger as if it had been completed on July 1, 2014.

Based on the terms of the merger, AEON is deemed to be the acquiring company for accounting purposes and the transaction.

Description of Transaction

On January 27, 2016, AEON merged into a newly formed acquisition subsidiary of AHC pursuant to a definitive Amended and Restated Agreement and Plan of Merger dated January 26, 2016, as amended on May 31, 2016 (collectively, the “Merger Agreement”) (the “AEON Acquisition”). Under accounting principles generally accepted in the United States of America (“U.S. GAAP”), the merger is treated as a “reverse merger” under the purchase method of accounting.

On January 27, 2016 AHC completed the reverse merger with AEON, an expanding clinical laboratory based in Gainesville, GA. The transaction was structured as a tax-free exchange, with the former AEON members receiving shares of common stock of AHC at the closing, and potential further issuances of common stock tied primarily to the earnings of AEON during the five calendar years ending December 2019. The AEON members received an aggregate of 19.9% (958,030 shares) of the common stock of AHC effective at the closing and will receive an additional 5% (240,711 shares) of the outstanding common stock of the Company, as defined, upon approval of the merger transaction by the shareholders of the Company. The shareholders of the Company approved the merger on July 13, 2016, and the Company authorized the issuance of the shares on September 14, 2016. The AEON members can also earn additional shares of common stock to increase their aggregate holdings to up to 90% of the outstanding stock of AHC, as defined, based upon meeting the benchmark targets in the merger agreement, including delivering $16,000,000 in EBITDA for the calendar year ended 2015 which was achieved (1,155,414 shares approved and 0 shares issued), and $100,000,000 in aggregate EBITDA for the calendar years 2016 through 2019. For accounting purposes, the additional shares of common stock which may be issued to the former AEON members will be treated as dividends. In connection with the completion of the merger, Hanif A. (“Sonny”) Roshan, founder of AEON, became Chairman of the Company and subsequently became CEO of the Company on August 7, 2016, and Richard Hersperger, the CEO of AEON, became CEO of the Company at closing and until August 7, 2016. Both Messrs. Roshan and Hersperger currently hold seats on the Board of Directors. The former AEON members will have the right to elect one director for each 10% of the outstanding shares of the Company’s common stock they hold as a group. Accordingly, the transaction was accounted for as a reverse acquisition under the provisions of ASC 805-40 Business Combinations – Reverse Acquisitions, with AEON becoming the acquirer for accounting purposes and AHC becoming the accounting acquiree. It was determined that AEON was the accounting acquirer as a result of the control over the Board of Directors of the combined company by the former AEON members, the senior management positions in the combined company held by former AEON management, and AEON’s size in comparison to AHC.

2. Reverse Merger

The effective consideration transferred is determined based upon the amount of shares that AEON would have had to issue to AHC shareholders in order to provide the same ownership ratios as previously discussed. The fair value of the consideration effectively transferred by AEON should be based on the most reliable measure. In this case, the quoted market price of AHC shares provide a more reliable basis for measuring the consideration effectively transferred than the estimated fair value of the shares of AEON. The fair value of AHC common stock is based upon the closing stock price on January 27, 2016, the effective date of the merger, of $4.71 per share.

The effective consideration transferred was $36,800,000 and is comprised of the following:

(in thousands)
Fair value of AHC common shares (A)	$22,675
Preferred stock outstanding (B)	3,047
Stock options vested and outstanding (C)	1,296
Warrants vested and outstanding (C)	9,782
Consideration effectively transferred	$36,800

(A)	Based upon 4,814,226 AHC common shares outstanding at a fair value of $4.71 per share, which was the closing price of AHC common shares on the effective date of the merger.
(B)	Represents 28,000 shares of Series B and 605,000 shares of Series D preferred stock as converted into 646,933 common shares with a fair value of $4.71 per share, which was the closing price of AHC common shares on the effective date of the merger.
(C)	Represents outstanding and vested AHC stock options and warrants acquired in connection with the reverse merger. The fair value of these stock options and warrants was determined using the Black Scholes model, with the following assumptions:

	Options	Warrants
Number of shares	559,595	3,479,896
Weighted average exercise price	$4.46	$5.24
Volatility	85.10%	85.10%
Risk-free interest rate	1.63%	1.63%
Expected dividend rate	0.00%	0.00%
Expected life (years)	4	4.16
Stock Price	$4.71	$4.71

The following summarizes the preliminary allocation of the purchase price (thousands)

Consideration effectively transferred		$36,800
Net recognized value of AHC tangible assets and liabilities assumed:
Current assets	1,522
Property and equipment	253
Current liabilities	(6,363)
Total net liabilities assumed		(4,558)

Estimated fair value of identifiable intangibles		2,344
Deferred tax asset		38,804

Goodwill		$210

3. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments to give effect to certain significant transactions as a direct result of the Merger. The pro forma adjustments are as follows:

(A)	Record reverse acquisition

Assets	Deferred tax asset	Goodwill	Intangibles	Licenses	Inventory	Other assets
Record estimated deferred tax asset	$38,804,000	$-	$-	$-	$-	$-
Eliminate historical intangible licenses, net	-	-	-	(1,811,000)	-	-
Estimated fair value of intangibles, other than goodwill	-	-	2,344,000	-	-	-
Estimated value of goodwill	-	210,000	-
Adjustment for fair value of inventory	-	-	-	-	(238,000)	-
Eliminate other assets	-	-	-		-	(334,000)
			-	-
	$38,804,000	$210,000	$2,344,000	$(1,811,000)	$(238,000)	$(334,000)

Liabilities	Notes payable	Deferred revenue	Long-term deferred revenue
Eliminate unamortized debt discount	$344,000	$-	$-
Eliminate deferred revenue	-	(68,000)	(80,000)

	$344,000	$(68,000)	$(80,000)

Shareholders’ equity	Preferred Stock	Members’ equity	Loans to shareholders	Common stock	Additional paid-in-capital	Retained earnings
Recapitalization of Members’ equity	$-	$(9,290,000)	$-	$1,000	$-	$9,289,000
Eliminate historical loans to shareholders	-	-	2,320,000	-	-	(2,320,000)
Eliminate historical balances	(69,000)	-	-	(42,000)	(206,559,000)	208,649,000
Record reverse merger	63,000	-	-	5,000	36,732,000	-

	$(6,000)	$(9,290,000)	$2,320,000	$(36,000)	$(169,827,000)	$215,618,000

Effective January 22, 2016, the Company complete a one-for-nine reverse stock split of its common stock. The reverse stock split was approved at the special meeting of stockholders held on January 20, 2016, where the stockholders authorized the board of directors to proceed with a reverse split and to determine the ratio of the split within an approved range. All common stock, preferred stock and debt conversion rates, option, warrant and restricted stock unit amounts and related per share amounts have been restated to give effect to the reverse stock split.

(B) Pro Forma Amortization

The following table summarizes the estimated fair values of the AHC identifiable intangible assets and their estimated useful lives:

			Amortization	Amortization
	Estimated fair value	Estimated useful lives	3 months ended September 30, 2015	Year ended June 30, 2015

Trade names	$550,000	7 years	$26,000	$128,000
Acquired technologies	1,794,000	3-5 years	67,000	245,000

	$2,344,000		93,000	373,000

Eliminate historical amortization			(103,000)	(385,000)

			$(10,000)	$(12,000)

(C) Pro Forma Income taxes

The following reflects the income tax effect of treating AEON as a taxable entity and the related tax effect of the pro forma adjustments based on estimated combined blended statutory rate of 39.6% for federal and state income taxes as follows:

	Three months ended September 30, 2015	Year ended June 30, 2015

Pro Forma pre-tax income (loss)	$759,000	$(499,000)
Estimated effective tax rate	39.6%	39.6%

Pro Forma tax provision (benefit)	$300,000	$(198,000)

Deferred tax asset, consisting primarily of net operating losses, net of valuations are recorded based on management’s belief that it is more likely than not that the Company will generate sufficient taxable income to utilize the deferred tax asset.